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                                  SCHEDULE 14C

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION
       INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 1)

    Check the appropriate box:

    [ ] Preliminary Information Statement                 [ ] Confidential, for Use of the Commission
                                                          Only (as permitted by Rule 14c-5(d)(2))

    [X] Definitive Information Statement

                           SIBIA NEUROSCIENCES, INC.
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                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [X] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:
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     (4) Date filed:
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       On October 25, 1999, Biotechnology Fund, L.P. ("BVF") commenced an action against the Company in the Court of Chancery of the State of Delaware in and for New Castle County. The complaint, stated to be brought pursuant to 8 Del. C.
section 220, arises out of the Company's response to BVF's demand to inspect and copy the stock list and certain books and records of the Company. BVF alleges that it seeks such information to assist it in ascertaining the value of BVF's shares of the Company stock, deciding whether to dissent from the Merger and seek appraisal, and communicating with other stockholders regarding the desirability of dissenting from the Merger and seeking appraisal. A copy of the complaint is included as Annex VII.






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                                                                       Annex VII


               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

BIOTECHNOLOGY VALUE FUND, L.P.,    :
                                   :
              Plaintiff,           :
                                   :
     v.                            :   C.A. No. 17500
                                   :
SIBIA NEUROSCIENCES, INC.          :
                                   :
              Defendant.           :

                      COMPLAINT UNDER 8 DEL.C. Section 220

     1. Plaintiff Biotechnology Value Fund, L.P. ("BVF") at all pertinent times hereto was the holder of record of 755,250 shares of common stock of defendant SIBIA Neurosciences, Inc. (the "Company").

     2. The Company is a Delaware corporation having its principal place of business at 505 Coast Boulevard South, Suite 300, La Jolla, California 92037-4641. The Company's registered agent for service of process in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     3. On October 13, 1999, the Company distributed to its stockholders a Notice of Special Meeting of Stockholders and Information Statement ("Information Statement") regarding a special meeting of stockholders that will be held on November 12, 1999. According to those documents, the meeting of stockholders is being held to vote upon a proposed merger by which Merck & Co., Inc. ("Merck"), through a wholly-owned subsidiary that owns approximately 69% of the outstanding shares of the
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Company, will acquire the entire equity interest in the Company (the "Merger");
stockholders of the Company who do not exercise appraisal rights will receive $8.50 per share in the Merger; and the Company anticipates that the Merger will be effected on November 12, 1999, or as promptly as possible thereafter.

     4. On Friday October 15, 1999, BVF, through an authorized signatory, made, under oath, a written demand (the "Demand") in accordance with Section 220 of the Delaware General Corporation Law demanding the right to inspect and copy the stock list and certain of the books and records of the Company. That same day, the Demand was mailed to the Company at its principal place of business and to its registered agent in Delaware by overnight mail. A copy of the Demand is attached as Exhibit A.

     5. The Demand was received by the Company on October 18, 1999.

     6. On October 22, 1999, counsel for the Company responded to the Demand by refusing to produce the materials requested. A copy of that letter is attached as Exhibit B.

     7. The Demand states a proper purpose for inspection under Section 220. As set forth in the Demand, BVF seeks inspection of the Company's stock list and certain books and records of the Company in order to assist BVF in ascertaining the value of BVF's shares of Company stock, deciding whether to dissent from the



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Merger and seek appraisal of its shares, and communicating with other stockholders regarding the desirability of dissenting from the merger and seeking appraisal.

     8. The information sought by BVF is highly material to determining the value of its shares of the Company's stock and assessing the desirability of dissenting from the merger and seeking appraisal. For example, the information sought relates to the following activities of the Company:

     - Investors in the Company have been awaiting a decision by Eli Lilly & Company ("Lilly") as to whether Lilly intends to exercise its exclusive option with respect to certain products of the Company. Upon information and belief, Lilly recently communicated its decision to the Company with respect to SIB-1508Y, but the Company has failed to make any disclosure regarding this decision.

     - In its most recent 10-Q filing, the Company disclosed that Phase 2 of its clinical trial of SIB-1553A for Alzheimer's disease was expected to be completed during the third quarter of 1999. The results of these clinical trials have not been disclosed.

     - In the Information Statement, the Company set forth in summary fashion management projections that would support a valuation for the Company substantially above the proposed Merger price. The Company, however, has failed to provide any of the back-up information necessary to evaluate these projections.

     - As a result of the Company obtaining a judgment in a patent infringement suit against Cadus Pharmaceuticals Corporation, $18 million was placed in escrow pending resolution of an appeal. The Company, however, has failed to provide any updated information concerning the status of the escrowed funds.


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     9.   BVF has complied with the requirements of Section 220 with respect to the form and manner of making its Demand for the inspection of the books are records identified in the Demand.

     10.  BVF is entitled to the inspection sought.

     11.  BVF has no adequate remedy at law.

          WHEREFORE, BVF asks that this Court enter orders as follows:


     A) Summarily requiring the Company immediately to permit BVF, through its agents, to inspect and copy the documents identified in the Demand; and

     B) Granting BVF such other relief, including reasonable attorneys' fees and costs, as the Court shall deem appropriate.

                                        /s/ ANDRE G. BOUCHARD
                                        ----------------------------------
                                        Andre G. Bouchard
                                        Joel Friedlander
                                        BOUCHARD MARGULES FRIEDLANDER
                                         & MALONEYHUSS
                                        222 Delaware Avenue, Suite 1102
                                        Wilmington, DE 19801
                                        (302) 573-3500
                                        Attorneys for Plaintiff

DATED: October 25, 1999


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